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                                                                      EXHIBIT 11
RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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                                                                 FISCAL YEAR ENDED
                                                             --------------------------
                                                             SEPTEMBER 29,   OCTOBER 1,
                                                                  1996         1995
                                                             -------------   ----------
NET INCOME PER SHARE COMPUTED AS FOLLOWS:
PRIMARY:
  1.  NET INCOME                                              $42,802,071   $39,267,058
                                                              ===========   ===========

  2.  WEIGHTED AVERAGE COMMON SHARES OUTSTANDING               46,420,098    46,194,760
  3.  INCREMENTAL SHARES UNDER STOCK OPTIONS COMPUTED UNDER
        THE TREASURY STOCK METHOD USING THE AVERAGE MARKET
        PRICE OF ISSUER'S STOCK DURING THE PERIODS                198,852       341,586
  4.  WEIGHTED AVERAGE COMMON SHARES AND
                                                              ===========   ===========
        COMMON EQUIVALENT SHARES OUTSTANDING                   46,618,950    46,536,346
                                                              ===========   ===========

  5.  NET INCOME PER SHARE (ITEM 1 DIVIDED BY ITEM 4)         $      0.92   $      0.84
                                                              ===========   ===========

FULLY DILUTED:
  1.  NET INCOME                                              $42,802,071   $39,267,058
                                                              ===========   ===========

  2.  WEIGHTED AVERAGE COMMON SHARES  OUTSTANDING              46,420,098    46,194,760
  3.  INCREMENTAL SHARES UNDER STOCK OPTIONS COMPUTED
        UNDER THE TREASURY STOCK METHOD USING THE HIGHER
        OF THE AVERAGE OR ENDING MARKET PRICE OF ISSUER'S
        STOCK AT THE END OF THE PERIODS                           232,338       494,961
  4.  WEIGHTED AVERAGE COMMON SHARES AND
                                                              ===========   ===========
        COMMON EQUIVALENT SHARES OUTSTANDING                   46,652,436    46,689,721
                                                              ===========   ===========

  5.  NET INCOME PER SHARE (ITEM 1 DIVIDED BY ITEM 4)         $      0.92   $      0.84
                                                              ===========   ===========
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